Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Mid-Southern Bancorp, Inc. (the Company) on Form S-8 (File Nos. 333-226919 and 333238774) of our report dated March 25, 2022, on our audit of the consolidated financial statements of the Company as of December 31, 2021, and for the year then ended, which report is included (or incorporated by reference) in this Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana
March 25, 2022